LAND USE REGULATORY AGREEMENT
                                  By and Among
                     PULASKI COUNTY PUBLIC FACILITIES BOARD
                                    As Issuer

                                       and

              STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A.
                                   As Trustee

                                       and

                            WATERTON RAINTREE, L.L.C.
                                   As Borrower




                            Dated as of July 1, 1999

                                   Relating to

                     Pulaski County Public Facilities Board
                               Multifamily Housing
                             Revenue Refunding Bonds
                      (Barrington Hills Apartments Project)
                                   Series 1999




                                   Prepared by
                         Wright, Lindsey & Jennings, LLP
                             200 West Capital Avenue
                                   Suite 2200
                         Little Rock Arkansas 72201-3699

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                                TABLE OF CONTENTS

                                                                            Page

Section 1.  Definitions and Interpretation.....................................1
Section 2.  Acquisition, Construction, Equipping and Completion
             of the Project....................................................5
Section 3.  Residential Rental Property........................................6
Section 4.  Low Income Tenants; Records and Reports............................8
Section 5.  Tax-exempt Status of the Bonds.....................................9
Section 6.  Modification of Covenants.........................................10
Section 7.  Reserved..........................................................10
Section 8.  Consideration.....................................................10
Section 9.  Reliance..........................................................11
Section 10. Location of the Project; Sale or Transfer of the Project..........11
Section 11. Term..............................................................12
Section 12. Covenants to Run With the Land....................................13
Section 13. Burden and Benefit................................................13
Section 14. Uniformity; Common Plan...........................................13
Section 15. Default; Enforcement..............................................13
Section 16. The Trustee.......................................................15
Section 17. Recording and Filing..............................................15
Section 18. Governing Law.....................................................15
Section 19. Amendments........................................................15
Section 20. Notices...........................................................16
Section 21. Severability......................................................17
Section 22. Multiple Counterparts.............................................17

Exhibit A - Description of Project Site
Exhibit B - Certificate of Continuing Program Compliance
Exhibit C - Income Computation and Certification
Exhibit D - Certificate Re: Qualified Project Period


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                          LAND USE REGULATORY AGREEMENT

THIS LAND USE REGULATORY AGREEMENT (this "Agreement" or this "Regulatory Agreement") is made and entered into as of July 1, 1999 by and among the PULASKI COUNTY PUBLIC FACILITIES BOARD, a public body politic and corporate under the laws of the State of Arkansas (the "Issuer"), and STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A., a national banking association, (the "Trustee") and WATERTON RAINTREE, L.L.C., a Delaware limited liability company (the "Borrower").

                              W I T N E S S E T H:

     WHEREAS, Issuer is a duly organized and existing public body politic and corporate, created pursuant to the provisions of the "Public Facilities Board Act," Arkansas Code Annotated ss. 14-137-101, et seq. (Repl. 1998) (the "Act") and Ordinance No. 92-OR-26, as amended by Ordinance No. 92-OR-33 of the Ordinances of Pulaski County, Arkansas (collectively, the "Authorizing Ordinance"), authorized to issue its bonds to finance and refinance the purchase, construction, renovation, improvement and equipping of residential housing for persons of low and moderate income; and

     WHEREAS, the Issuer previously issued $19,000,000 Pulaski County Public Facilities Board Multifamily Housing Revenue Bonds (Little Rock Residential Care Center Project), Series 1998 (the "Prior Bonds"), a portion of which was allocated to refinance the acquisition and renovation of a multifamily housing project located in the County of Pulaski, State of Arkansas and commonly referred to as the Barrington Hills Apartments (the "Project"); and

     WHEREAS, in furtherance of the purposes of the Act, the Issuer has determined to issue its $6,100,000 Multifamily Housing Revenue Bonds (Barrington Hills Apartments Project) Series 1999 (the "Bonds") to refund that portion of the Prior Bonds allocated to the Project and loan a portion of the proceeds from the Prior Bonds (the "Loan") to the Borrower to refinance the acquisition and renovation of the Project, to establish a credit enhancement reserve fund, and to pay a portion of the costs of issuance of the Bonds; and

     WHEREAS, in order for interest on the Bonds to be excluded from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the income tax regulations (the "Regulations") and rulings with respect to the Code, the use and operation of the Project must be restricted in certain respects; and

     WHEREAS, the Issuer, the Trustee and the Borrower have determined to enter into this Regulatory Agreement in order to set forth certain terms and conditions relating to the financing, improvement and equipping of the Project and in order to ensure that the Project will be used and operated in accordance with the Code and the Regulations;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Issuer, the Trustee and the Borrower hereby agree as follows:

Section 1. Definitions and Interpretation. The following terms shall have the respective meanings assigned to them in this Section 1 unless the context in which they are used clearly requires otherwise:

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     "Adjusted  Income" means the adjusted income of a person (together with the adjusted income of all persons who intend to reside with such person in one residential unit) as calculated in the manner prescribed pursuant to Section 142(d) of the Code as it shall be in effect on the Closing Date.

     "Affiliated Party" means a member of the Borrower, a person whose relationship with the Borrower would result in a disallowance of losses under Sections 267 or 707(b) of the Code or a person who, together with the Borrower, is a member of the same controlled group of corporations (as defined in Section 1563(a) of the Code, except that "more than 50 percent" shall be substituted for "at least 80 percent" each place it appears therein).

     "Agreement" or "Regulatory Agreement" means this Land Use Regulatory Agreement dated as of July 1, 1999, by and among the Issuer, the Trustee and the Borrower, as it may be amended from time to time.

     "Area" means Pulaski County, Arkansas.

     "Authorized Borrower Representative" means any person who at the time and from time to time may be designated as such, by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by a manager of the Borrower, which certificate may designate an alternate or alternates.

     "Bond Counsel" means an attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the validity of, and the Tax-exempt nature of interest on, obligations issued by states and their political subdivisions, selected by the Issuer and duly admitted to the practice of law before the highest court of any state of the United States of America or the District of Columbia but shall not include counsel for the Borrower or the Trustee.

     "Bondholder" or "holder" or "owner" means, when used with respect to the Bonds, the owner of a Bond then outstanding under the Indenture as shown on the registration books maintained by the Trustee pursuant to the Indenture.

     "Bonds" means the bonds authorized, authenticated and delivered under the Indenture.

     "Borrower" means Waterton Raintree, L.L.C., a Delaware limited liability company, and its permitted successors and assigns.

     "Certificate of Continuing Program Compliance" means the Certificate of Continuing Program Compliance to be filed quarterly by the Borrower with the Issuer and the Trustee at the times specified in clause (d) of the first paragraph of Section 4 of this Regulatory Agreement, such report to contain the information set forth in and to be in substantially the form attached hereto as Exhibit B or such other form as may from time to time be prescribed by the Issuer.

     "Closing Date" means the date of issuance of the Bonds.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Costs of Issuance" means costs of issuing the Bonds as defined in the Indenture.

     "Determination of Taxability" means either (A) refusal by the Borrower to consent to any amendment or supplement hereto or to the Financing Agreement which, in the opinion of Bond Counsel,

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is necessary  or  advisable  to maintain the  exclusion of interest on the Bonds from gross income for federal income tax purposes; or (B) any of (1) the enactment of applicable legislation of which the Trustee has actual knowledge,
(2) a final judgment or order of a court of original or appellate jurisdiction of which the Trustee has actual knowledge, (3) a final ruling or decision of the Internal Revenue Service of which the Trustee has actual knowledge or (4) the filing with the Trustee of an opinion of Bond Counsel, in each case to the effect that the interest on the Bonds (other than interest on any Bond for any period during which such Bond is held by a "substantial user" of any facility financed with the proceeds of the Bonds or a "related person," as such terms are used in Section 147(a) of the Code) is includable in the gross incomes of all recipients thereof for federal income tax purposes.

     "Dwelling Units" means the individual units of multifamily residential rental housing comprising the Project.

     "Financing Agreement" means the Financing Agreement dated as of July 1, 1999, by and among the Issuer and the Borrower, as it may be amended from time to time.

     "Functionally Related and Subordinate" means and includes facilities for use by tenants, for example, laundry facilities, parking areas and recreational facilities, provided that the same are of a character and size commensurate with the character and size of the Project.

     "Housing Act" means the United States Housing Act of 1937, as amended, or its successor.

     "Income Certification" means a Verification of Income in the form attached hereto as Exhibit C or in such other form as may from time to time be provided by the Issuer to the Borrower.

     "Indenture" means that Indenture of Trust between the Issuer and the Trustee dated as of July 1, 1999, securing $6,100,000 Pulaski County Public Facilities Board Multifamily Housing Revenue Bonds (Barrington Hills Apartments Project), Series 1999.

     "Inducement Date" means March 25, 1998.

     "Loan" means the loan to be made to the Borrower pursuant to the terms of the Financing Agreement from proceeds of the Prior Bonds, the proceeds of which, together with other funds, are to be used to refinance the acquisition of the Project and finance the renovation and equipping of the Project.

     "Low Income Tenant" means a tenant whose Adjusted Income does not exceed limits determined in a manner consistent with determinations of lower income families under Section 8 of the Housing Act, except that the percentage of median gross income that qualifies as lower income shall be 60% of median gross income for the Area with adjustments for family size. If all the occupants of a unit are students (as defined under Section 151(c) of the Code), no one of whom is entitled to file a joint return under Section 6013 of the Code, such occupants shall not qualify as Low Income Tenants. The determination of a tenant's status as a Low Income Tenant shall be made by the Borrower upon initial occupancy of a unit in the Project by such Tenant and annually thereafter and at any time the Borrower has knowledge that the number of occupants in that unit has increased, on the basis of an Income Certification executed by the tenant.

     "Low Income Units" means the units in the Project required to be rented to, or held available for occupancy by, Low Income Tenants pursuant to Section 4(b) hereof.

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     "Mortgage" means that certain Multifamily Mortgage, Assignment of Rents and
Security Agreement from the Borrower to the Lender and assigned by the Lender to Fannie Mae, granting a first priority security interest in the Project to secure repayment of the Note.

     "Net Proceeds" means the proceeds of the Bonds.

     "Note" means that certain promissory note from Borrower payable to the order of the Lender and assigned by the Lender to Fannie Mae, evidencing the Borrower's obligation to repay the Loan.

     "Project" means the Project Facilities and the Project Site.

     "Project Costs" means, to the extent authorized by the Act, any and all costs incurred by the Borrower with respect to the refinancing and rehabilitation of the Project, whether paid or incurred prior to or after the date of this Regulatory Agreement, including, withoutlimitation, costs for site preparation, the planning of housing and improvements, the acquisition of property, the removal or demolition of existing structures, the construction of housing and related facilities and improvements, and all other work in connection therewith, and all costs of financing, including, without limitation, the cost of consultant, accounting and legal services, other expenses necessary or incident to determining the feasibility of the Project, administrative and other expenses necessary or incident to the Project and the financing thereof (including reimbursement to any municipality, county or other entity for expenditures made, with the approval of the Issuer, for the Project) and all other costs approved by Bond Counsel.

     "Project Facilities" means the buildings, structures and other improvements on the Project Site to be reconstructed, constructed or improved by the Borrower, and all fixtures and other property owned by the Borrower and located on, or used in connection with, such buildings, structures and other improvements constituting the Project.

     "Project Site" means the parcel or parcels of real property described in Exhibit A hereto, and all rights and appurtenances thereunto appertaining.

     "Qualified Project Costs" means the Project Costs incurred not earlier than the date 60 days prior to the Inducement Date which are chargeable to a capital account with respect to the Project for federal income tax and financial accounting purposes, or would be so chargeable either with a proper election by the Borrower or but for the proper election by the Borrower to deduct those amounts; provided, however, that only such portion of the interest accrued on the Bonds during the construction of the Project shall constitute Qualified
Project Costs as bear the same ratio to all such interest or fees, as applicable, as the Qualified Project Costs bear to all Project Costs; and provided further that if any portion of the Project is being constructed by the Borrower or an Affiliated Party (whether as a general contractor or a subcontractor), "Qualified Project Costs" shall include only (a) the actual out-of-pocket costs incurred by the Borrower or such Affiliated Party in acquiring and renovating the Project (or any portion thereof, (b) any reasonable fees for supervisory services actually rendered by the Borrower or such Affiliated Party (but excluding any profit component) and (c) any overhead expenses incurred by the Borrower or such Affiliated Party which are directly attributable to the work performed on the Project, and shall not include, for example, intercompany profits resulting from members of an affiliated group (within the meaning of Section 1504 of the Code) participating in the construction of the Project or payments received by such Affiliated Party due to early completion of the Project (or any portion thereof.) Qualified Project Costs do not include Costs of Issuance.

     "Qualified Project Period" means the period beginning on the Closing Date and ending on the latest of (a) the date which is 15 years after the Closing Date, (b) the first date on which no tax-exempt

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private activity bond (as that phrase is used in Section  142(d)(2) of the Code)
issued with respect to the Project is outstanding or (c) the date on which any assistance provided with respect to the Project under Section 8 of the Housing Act terminates.

     "Regulations" means the Income Tax Regulations promulgated or proposed (if deemed appropriate in the opinion of Bond Counsel) by the Department of the Treasury pursuant to the Code from time to time.

     "Tax-exempt" means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income for federal income tax purposes (other than interest on any Bond for any period during which such Bond is held by a "substantial user" of any facility financed with the proceeds of the Bonds or a "related person," as such terms are used in Section 147(a) of the Code); provided, however, that such interest may be includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax, under the Code.

     "Trustee" means State Street Bank and Trust of Missouri, N.A., or any successor Trustee serving as such under the Indenture.

Unless the context clearly requires otherwise, as used in this Regulatory Agreement, words of the masculine, feminine or neuter gender shall be construed to include each other gender and words of the singular number shall be construed to include the plural number, and vice versa. This Regulatory Agreement and all the terms and provisions hereof shall be construed to effectuate the purposes set forth herein and to sustain the validity hereof.

The defined terms used in the preamble and recitals of this Regulatory Agreement have been included for convenience of reference only, and the meaning, construction and interpretation of all defined terms shall be determined by reference to this Section 1, notwithstanding any contrary definition in the preamble or recitals hereof. The titles and headings of the sections of this Regulatory Agreement have been inserted for convenience of reference only, and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof or be considered or given any effect in construing this Regulatory Agreement or any provisions hereof or in ascertaining intent, if any question of intent shall arise.

Section 2. Acquisition, Construction, Equipping and Completion of the Project. The Borrower hereby represents as of the date hereof, covenants and agrees as follows:

     (a) The Borrower has acquired the Project and has incurred substantial binding obligations for the renovation, equipping and completion of the Project, pursuant to which the Borrower is and has been obligated to expend at least 5% of the proceeds of the Loan.

     (b) The Borrower's reasonable expectations respecting the total cost of the acquisition, renovation, equipping and completion of the Project are accurately set forth in the Borrower Cost Certificate submitted to the Issuer.

     (c) The  Borrower  has  acquired  the  Project and since  acquiring  it has
proceeded   and  will  continue  to  proceed  with  due  diligence  to  complete renovation, equipping and completion of the Project.

     (d) The Borrower reasonably expects to complete the renovation, equipping and completion of the Project and to expend the full amount of the proceeds of
the  Loan  (excluding,   however,   amounts  in

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a reasonably  required credit enhancement  reserve fund) for Project Costs prior to the date 12 months from the Closing Date.

     (e) The Borrower will submit, or cause to be submitted, to the Trustee, on or before the Closing Date, a certificate stating that the full amount of each disbursement will be applied to pay or to reimburse the Borrower for the payment of Project Costs and that, after taking into account the proposed disbursement,
(i) the aggregate disbursements of Loan proceeds will have been applied to pay or to reimburse the Borrower for the payment of Qualified Project Costs in an amount equal to 95% or more of the aggregate disbursements of the Loan (excluding, however, amounts in a reasonably required debt service reserve fund); (ii) less than 25% of the proceeds of the Loan have been disbursed to pay or to reimburse the Borrower for the cost of acquiring land, (iii) not more than 2% of the proceeds of the Bonds will be disbursed to pay Costs of Issuance and
(iv) Loan proceeds equal to at least 15% of the cost of acquiring the Project Facilities will be expended for rehabilitation costs as required by Code Section 147(d)(3) (the "Borrower Cost Certificate").

     (f) The Borrower (and any Affiliated Party) will not take or omit to take, as is applicable, any action if such action or omission would in any way cause the proceeds from the Loan to be applied in a manner contrary to the requirements of this Regulatory Agreement, nor will it take or omit to take any such action if the Borrower (or any Affiliated Party) knows that such action or omission may cause the proceeds from the sale of the Bonds to be applied in a manner contrary to the Indenture, this Agreement, the Financing Agreement, the Act or the Code.

In the event the Loan should be insufficient to pay Qualified Project Costs in full, the Issuer shall be under no obligation to provide for payment of any costs of completing the Project.

The Borrower further agrees to spend additional moneys for payment of any costs of the Project sufficient to insure that (i) the portion of Prior Bond proceeds spent on land is no more than 25% of the amount spent for all purposes, (ii) the portion of Prior Bond proceeds spent on costs of the Project paid or incurred by or on account of the Borrower or any Related Person on or after the date 60 days prior to the Inducement Date and chargeable to the capital account of the Project (or so chargeable either with a proper election by the Borrower to deduct such amounts, within the meaning of Treasury Regulation 1.103-8(a)(1)) so that the amounts expended on such costs of the Project are at least 97% of the amount spent for all purposes (excluding, however, amounts in a reasonably required Credit Enhancement Reserve Fund under the Indenture), except that, upon receipt by the Borrower, the Trustee and the Issuer of an approving opinion of Bond Counsel, the percentage of such amounts so used may be 95%, and (iii) all amounts spent on renovation of the Project will equal 15% of the costs of acquisition of the Project Facilities.

Section 3. Residential Rental Property. The Borrower hereby acknowledges and agrees that the Project is to be owned, managed and operated as a "qualified residential rental project" (within the meaning of Section 142(d) of the Code) for a term equal to the Qualified Project Period. To that end, and for the term of this Regulatory Agreement, the Borrower hereby represents, covenants, warrants and agrees as follows:

     (a) The Project has been developed for the purpose of providing multifamily residential rental property, and the Borrower will own, manage and operate the Project as a project to provide multifamily residential rental property comprising a building or structure or several interrelated buildings or structures, together with any functionally related and subordinate facilities, and no other facilities in accordance with Section 142(d) of the Code and
Section  1.103-8(b) of the Regulations and the Act, as the

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same  shall  be  amended  from  time  to  time,  and  in  accordance  with  such requirements as may be imposed thereby on the Project from time to time.

     (b) All of the Dwelling Units in the Project are similarly constructed units, and each Dwelling Unit in the Project will contain complete separate and distinct facilities for living, sleeping, eating, cooking and sanitation for a single person or a family, including a sleeping area, bathing and sanitation facilities and cooking facilities equipped with a cooking range, a sink and a refrigerator.

     (c) None of the Dwelling Units in the Project will at any time be utilized on a transient basis; none of the Dwelling Units in the Project shall be leased or rented for a period of less than six months; and that neither the Project nor any portion thereof shall be used as a hotel, motel, dormitory, fraternity house, sorority house, rooming house, hospital, sanitarium, nursing home, rest home, trailer park, trailer court, mobile home park, or recreational vehicle park or by a cooperative housing corporation (as defined in section 216(b)(1) of the Code).

     (d) No part of the Project will at any time be owned by a cooperative housing corporation, nor shall the Borrower take any steps in connection with a conversion to such ownership or uses.

     (e) Once available for occupancy, each Dwelling Unit will be available for rental on a continuous basis to members of the general public on a nontransient basis, and the Borrower will not give preference to any particular class or group in renting the Dwelling Units in the Project, except to the extent that Dwelling Units are required to be leased or rented to Low Income Tenants.

     (f) The Project Site consists of a parcel or parcels that are contiguous except for the interposition of a road, street or stream, and all of the Project Facilities comprise a single geographically and functionally integrated project for residential rental property, which havesimilarly constructed units financed pursuant to a common plan, together with functionally related and subordinate facilities which shall be owned by the Borrower as evidenced by the ownership, management, accounting and operation of the Project.

     (g) No dwelling unit in the Project shall be occupied by the Borrower; provided, however, that this subsection shall not be construed to prohibit occupancy of not more than six (6) dwelling units by one or more resident managers or maintenance personnel any of whom may be the Borrower.

     (h) The Borrower shall not discriminate on the basis of race, religion, creed, color, ethnic group identification, sex, source of income (e.g., AFDC), mental or physical disability, age, national origin or marital status in the rental, lease, use or occupancy of the Project or in connection with the employment or application for employment of persons for the operation and management of the Project.

     (i) The Borrower will accept as tenants, on the same basis as all other prospective tenants, persons who are holders of vouchers or certificates for federal housing assistance payments for existing housing pursuant to Section 8 of the United State Housing Act of 1937 ("Section 8")or a successor federal program, and, in connection therewith, the Borrower will not apply tenant selection criteria to such voucher or certificate holders which are more burdensome than the criteria applied to any other prospective tenants.

     (j) The Borrower will not discriminate against prospective tenants on the basis of their receipt of, or eligibility for, housing assistance under any federal, state or local program or on the basis that they have a minor child or children living with them.

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Section 4. Low Income Tenants; Records and Reports. Pursuant to the requirements of the Code, the Borrower hereby represents, warrants and covenants as follows:

     (a) Within 30 days after the commencement of the Qualified Project Period, the Borrower shall execute and deliver to the Issuer and the Trustee a copy of a certificate identifying the beginning date and earliest ending date of the Qualified Project Period, in substantially the form attached as Exhibit D hereto or such other form as may be required by the Issuer.

     (b) Commencing on the first day of the Qualified Project Period, at least 40% of all units in the Project (excluding units occupied by property managers) will be occupied by or set aside for occupancy by, Low Income Tenants; and for the Qualified Project Period no less than 40% of the total number of completed units of the Project shall at all times be rented to and occupied by, or set aside for occupancy by, Low Income Tenants. For the purposes of this paragraph
(b), a vacant unit which was most recently occupied by a Low Income Tenant is treated as rented and occupied by a Low Income Tenant until reoccupied, other than for a temporary period of not more than 31 days, at which time the character of such unit shall be redetermined. In determining whether the requirements of this subsection (b) have been met, fractions of units shall be treated as entire units.

     (c) No tenant qualifying as a Low Income Tenant shall be denied continued occupancy of a unit in the Project because, after admission, such tenant's Adjusted Income increases to exceed the qualifying limit for Low Income Tenants; provided, however, that should a Low Income Tenant's Adjusted Income, as of the most recent determination thereof, exceed 140% of the then applicable income limit for a Low Income Tenant of the same family size, the next available unit of comparable or smaller size must be rented to (or held vacant and available for immediate occupancy by) a Low Income Tenant; and provided further that, until such next available unit is rented to a tenant who is not a Low Income Tenant, the former Low Income Tenant who has to qualify as such shall be deemed to continue to be a Low Income Tenant for purposes of the 40% requirement of paragraph (b) of this Section 4.

     (d) The Borrower will obtain, complete, and maintain on file Income Certifications (substantially in the form attached hereto as Exhibit C) from each Low Income Tenant, including (i) an Income Certification dated immediately prior to the initial occupancy of such Low Income Tenant in the Project and (ii) thereafter, annual Income Certifications which must be filed each December 1. The Borrower will obtain such additional information as may be required in the future by the Issuer and by Section 142(d) of the Code, as the same may be amended from time to time, or in such other form and manner as may be required by applicable rules, rulings, policies, procedures, Regulations or other official statements now or hereafter promulgated, proposed or made by the Department of the Treasury or the Internal Revenue Service with respect to obligations which are Tax- exempt under Section 142(d) of the Code. A copy of the most recent Income Certification for Low Income Tenants commencing or continuing occupation of a Low and Moderate Income Unit (and not previously filed with the Issuer) shall be attached to the Certificate of Continuing Program Compliance which is to be filed with the Issuer and the Trustee no later than the fifteenth day of each month following the receipt by the Trustee of the Completion Certificate to and including the month in which such report indicates that 40% of the units are occupied by Low Income Tenants, and thereafter no later than the fifteenth day of the first month of each calendar quarter until the end of the Qualified Project Period. The Borrower shall make a good faith effort to verify that the income information provided by an applicant in an Income Certification is accurate by taking one or more of the following steps as part of the verification process: (1) obtain a pay stub for the most recent pay period, (2) obtain an income tax return for the two most recent tax years, (3) conduct a TRW or similar search or (4) contact the applicant's current employer, and any additional inquiries or documentation that the Issuer shall deem relevant or other forms of independent verification satisfactory to the Issuer.

     (e) The Borrower will maintain complete and accurate records pertaining to the Low Income Units and will with reasonable notice permit any duly authorized representative of the Issuer, the Trustee, the Department of the Treasury or the Internal Revenue Service to inspect the books and records of the Borrower pertaining to the Project, including those records pertaining to the occupancy of the Low Income Units.

     (f) [Reserved]

     (g) On or before each December 1 during the Qualified Project Period the Borrower will submit to the Issuer a draft of the completed Internal Revenue Code Form 8703 or such other annual certification required by the Code to be submitted to the Secretary of the Treasury as to whether the Project continues to meet the requirements of Section 142(d) of the Code. On or before each March 1 during the Qualified Project Period the Borrower will submit such completed form to the Secretary of the Treasury, regardless of whether or not the Issuer has responded to such draft.

     (h) Each lease or rental agreement pertaining to a Low Income Unit shall contain a provision to the effect that the Borrower has relied on the income certification and supporting information supplied by the Low Income Tenant in determining qualification for occupancy of the Low Income Unit, and that any material misstatement in such certification (whether or not intentional) will be cause for immediate termination of such lease or rental agreement. Each such lease or rental agreement shall also provide that the tenant's income is subject to annual certification in accordance with Section 4(c) hereof and to recertification if the number of occupants in the units increases and that if upon any such certification such tenant's Adjusted Income exceeds 140% of the then applicable income limit for a Low Income Tenant of the same family size, such tenant may cease to qualify as a Low Income Tenant, and such tenant's rent is subject to increase.

Section 5. Tax-exempt Status of the Bonds. The Borrower makes the following representations, warranties and agreements for the benefit of the holders of the Bonds from time to time.

     (a) The Borrower will not knowingly take or permit actions within its control, or omit to take or cause to be taken, as is appropriate, any action that would adversely affect the Tax-exempt nature of the interest on the Bonds and, if it should take or permit, or omit to take or cause to be taken, any such action, it will take all lawful actions necessary to rescind or correct such actions or omissions promptly upon obtaining knowledge thereof.

     (b) The Borrower will take such action or actions as may be necessary, in the written opinion of Bond Counsel filed with the Issuer and the Trustee, with a copy to the Borrower, to comply fully with all applicable rules, ruling, policies, procedures, Regulations or other official statements promulgated, proposed or made by the Department of the Treasury or the Internal Revenue Service pertaining to obligations the interest on which is Tax-exempt under
Section 142(d) of the Code.

     (c) The Borrower will file or record such documents and take such other steps as are necessary, in the written opinion of Bond Counsel filed with the Issuer and the Trustee, with a copy to the Borrower, in order to insure that the requirements and restrictions of this Regulatory Agreement will be binding upon all owners of the Project, including, but not limited to, the execution and recordation of this Regulatory Agreement in the records of the Circuit and County Clerk for Pulaski County, Arkansas.

     (d) The Borrower will not enter into any agreements which would result in the payment of principal or interest on the Bonds being "federally guaranteed" within the meaning of Section 149(b) of the code.

     (e) Subject to Section 11 hereof, the Borrower hereby covenants to include the requirements and restrictions contained in this Regulatory Agreement in any documents transferring any interest in the Project prior to the expiration of the Qualified Project Period to another person to the end that such transferee has notice of, and is bound by, such restrictions, and to obtain the agreement from any transferee to abide by all requirements and restrictions of this Regulatory Agreement.

The Borrower agrees and acknowledges that it will not purchase Bonds in amounts related to the principal amount of the Note.

Section 6. Modification of Covenants. The Borrower, the Trustee and the Issuer hereby agree as follows:

     (a) To the extent any amendments to the Regulations or the Code shall, in the written opinion of Bond Counsel filed with the Issuer and Trustee, who shall deliver a copy thereof to the Borrower, impose requirements upon the ownership or operation of the Project more restrictive than those imposed by this Regulatory Agreement in order to maintain the Tax-exempt status of interest on the Bonds, this Agreement shall be deemed to be automatically amended, without the consent or approval of any other person, to impose such additional or more restrictive requirements. The parties hereto hereby agree to execute such amendment hereto as shall be necessary to document such automatic amendment hereof.

     (b) To the extent that the Regulations or the Code, or any amendments thereto, shall, in the written opinion of Bond Counsel filed with the Issuer, the Trustee and the Borrower, impose requirements upon the ownership or operation of the Project less restrictive than imposed by this Regulatory Agreement, this Regulatory Agreement may be amended or modified to provide such less restrictive requirements but only by written amendment signed by the Issuer, the Trustee and the Borrower and approved by the written opinion of Bond Counsel to the effect that such amendment will not affect the Tax-exempt status of interest on the Bonds. The Issuer shall be under no obligation to agree to any such amendment, it being understood that each of the requirements of this Regulatory Agreement is a specific requirement of the Issuer, whether or not required by state or federal law.

     (c) The Borrower, the Issuer and, if applicable, the Trustee shall execute, deliver and, if applicable, file of record any and all documents and instruments necessary to effectuate the intent of this Section 6, and the Issuer hereby appoints the Trustee as its true and lawful attorney-in-fact to execute, deliver and, if applicable, file of record on behalf of the Issuer, as is applicable, any such document or instrument (in such form as may be approved in writing by bond Counsel) if the Issuer defaults in the performance of its obligations under this subsection (c); provided, however, that unless directed in writing by the Issuer, the Trustee shall take no action under this subsection (c) without first notifying the Issuer and without first providing the Issuer an opportunity to comply with the requirements of this Section 6. Nothing in this Section 6(c) shall be construed to allow the Trustee to execute an amendment to this Regulatory Agreement on behalf of the Issuer.

Section 7. [Reserved]

Section 8. Consideration. The Issuer has issued the Bonds to refund the Prior Bonds which were issued to provide funds to finance the Project, all for the purpose, among others, of inducing the Borrower to acquire, renovate, equip and complete the Project. In consideration of the issuance of the Bonds by the

Issuer, the Borrower has entered into this Regulatory Agreement and has agreed to restrict the uses to which this Project can be put on the terms and conditions set forth herein.

Section 9. Reliance. The Borrower hereby recognizes and agrees that the representations and covenants set forth herein may be relied upon by all persons interested in the legality and validity of the Bonds, and in the exemption from federal income taxation of the interest on the Bonds. In performing their duties and obligations hereunder, the Issuer and the Trustee may rely upon statements and certificats of the Low Income Tenants, and upon audits of the books and records of the Borrower pertaining to the Project. In addition, the Issuer and the Trustee may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Issuer or the Trustee hereunder in good faith and in conformity with such opinion. In determining whether any default or lack of compliance by the Borrower exists under this Regulatory Agreement, the Trustee may, but shall not be required to, conduct any investigation into or review of the operations or records of the Borrower and may rely solely on any written notice or certificate delivered to the Trustee by the Borrower or the Issuer with respect to the occurrence or absence of a default unless it knows that the notice or certificate is erroneous or misleading.

Moreover, the parties recognize and agree that the terms of this Regulatory Agreement and the enforcement hereof are essential to the security of Fannie Mae and are entered into for the benefit of Fannie Mae. Fannie Mae shall accordingly have contractual rights in this Regulatory Agreement and shall be entitled (but not obligated) to enforce separately or jointly with the Issuer and the Trustee, or to cause the Issuer or the Trustee to enforce, the terms of this Regulatory Agreement. In addition, Fannie Mae is intended to be and shall be a third-party beneficiary of this Regulatory Agreement; and Fannie Mae shall have the right (but not the obligation) to enforce the terms of this Regulatory Agreement insofar as this Regulatory Agreement sets for the obligations of the Borrower.

Section 10. Location of the Project; Sale or Transfer of the Project. The Borrower hereby represents and warrants that the Project is located entirely within Pulaski County, Arkansas. The Borrower hereby covenants and agrees not to voluntarily sell, transfer or otherwise dispose of the Project, or any portion thereof (other than for individual tenant use as contemplated hereunder), without obtaining the prior written consent of the Issuer and theTrustee, which consent shall not be unreasonably withheld by the Issuer or the Trustee and shall be given by the Trustee and the Issuer if (a) the Borrower shall not be in default hereunder; (b) the purchaser or assignees shall certify that the continued operation of the Project shall comply with the provisions of this Agreement; (c) the Issuer receives evidence reasonably satisfactory to the Issuer that the purchaser or assignee shall be willing and capable of complying with the terms and conditions of this Agreement; (d) the purchaser or assignee shall execute any document requested by the Issuer or the Trustee with respect to the assumption of the Borrower's obligations under this Agreement, including, without limitation, an instrument of assumption hereof, and shall deliver to the Issuer an opinion of counsel for the transferee to the effect that each such document and this Agreement are valid, binding and enforceable obligations of such purchaser or assignee; (e) either (i) evidence satisfactory to the Issuer that the purchaser or assignee has at least three years' experience in the ownership, operation and management of rental housing projects, without any record of material violations of discrimination restrictions or other state or federal laws or regulations applicable to such projects or (ii) the purchaser or assignee agrees to retain a property management firm which the Issuer determines has the experience and record described in subclause (i) above or (iii) the Issuer shall not have any reason to believe that the purchaser or assignee is incapable, financially or otherwise, of complying with, or may be unwilling to comply with, the terms of all agreements binding on such purchaser or assignee relating to the Project; (f) the Issuer and the Trustee shall have received (i) reasonable evidence satisfactory to the Issuer and the Trustee that the Borrower's purchaser or transferee has assumed in writing and in full, the Borrower's duties and obligations under this Regulatory Agreement, (ii) an opinion of counsel to the transferee that the transferee has duly assumed the obligations of the Borrower under this Regulatory Agreement and that such obligations and this Regulatory Agreement are binding on the transferee, (iii) an opinion of Bond Counsel that such transfer shall not adversely affect the Tax-exempt nature of the interest on the Bonds and (iv) a Certificate of Continuing Program Compliance (and a "bring-down" certificate, if necessary) current as of the date of transfer; (g) the Borrower shall pay all costs of the transfer of title, including, but not limited to, the cost of meeting the conditions specified in this Section 10; and (h) such other conditions are met as the Issuer and the Trustee may reasonably impose to assure compliance by the Project with the requirements of this Agreement. Once such written consent of the Issuer and Trustee is obtained by Borrower, that consent shall constitute conclusive evidence that the sale is not in violation of these transfer requirements and restrictions. Except as provided in Section 11 hereof, it is hereby expressly stipulated and agreed that any sale, transfer or other disposition of the Project in violation of this Section 10 shall be null, void and without effect, shall cause a reversion of title to the Borrower, and shall be ineffective to relieve the Borrower of its obligations under this Regulatory Agreement. Nothing contained in this Section 10 shall (i) apply to any foreclosure, deed in lieu thereof or comparable conversion or to any transfer by Fannie Mae following such a foreclosure, deed in lieu or comparable conversion or (ii) affect any provision of any other document or instrument between the Borrower and the Issuer, Fannie Mae or any other party which requires the Borrower to obtain the consent of the Issuer, Fannie Mae or such other party as a precondition to sale, transfer or other disposition of the Project. Upon any sale or other transfer which complies with this Agreement, the borrower shall be fully released from future obligations hereunder,to the extent such obligations have been assumed by the transferee of the Project, without the necessity of further documentation, but nothing herein shall release the Borrower from its past obligations hereunder or from any obligation not expressly assumed by the transferee of the Project. Any transfer of the Project to any entity, whether or not affiliated with the Borrower, shall be subject to the provisions of this
Section 10.

Section 11. Term.

     (a) This Regulatory Agreement and all and each of the provisions hereof shall become effective upon its execution and delivery, and shall remain in full force and effect for the periods provided herein and, except as otherwise provided in this Section 11, shall terminate in its entirety at the end of the Qualified Project Period, it being expressly agreed and understood, if appropriate, that the provisions hereof are intended to survive the retirement of the Bonds, discharge of the Loan and termination of the Indenture and the Financing Agreement.

     (b) Notwithstanding the foregoing, the provisions of this Regulatory Agreement shall, in the case of the Trustee, survive the term of this Regulatory Agreement or the replacement of the Trustee, but only as to claims arising from events occurring during the term of this Agreement or the Trustee's tenure as Trustee under the Indenture, and shall, in the case of the Issuer, survive the term of this Agreement, but only as to claims arising from events occurring during the term of this Agreement.

     (c) The terms of this Regulatory Agreement to the contrary notwithstanding, the requirements set forth herein shall terminate and be of no further force and effect in the event of (a) involuntarily noncompliance with the provisions of this Regulatory Agreement caused by fire, seizure, requisition, foreclosure or transfer of title by deed in lieu of foreclosure or comparable conversion, change in a federal law or an action of a federal agency after the Closing Date which prevents the Issuer and the Trustee from enforcing the provisions hereof, or condemnation or a similar event, and (b) the payment in full and retirement of the Bonds within a reasonable period thereafter; provided however, that the proceeding provisions of this sentence shall cease to apply and the restrictions contained herein shall be automatically reinstated if, at any time subsequent to the termination of the Mortgage, foreclosure, transfer of title by deed in lieu of foreclosure, comparable conversion or similar event, the Borrower or any related person

(within the meaning of Section  147(a)(2) of the Code and Section
1.103-10(e) of the Regulations) obtains an ownership interest in the Project for federal income tax purposes, in which event, all and several of the terms hereof shall be reinstated and of full force and effect until expiration of the original term as described above.

     (d) Upon the termination of the terms of this Regulatory Agreement, the parties hereto agree to execute, deliver and record appropriate instruments of release and discharge of the terms hereof (which shall be prepared, completed and recorded at the expense of the Borrower); provided, however, that the execution and delivery of such instruments shall not be necessary or a prerequisite to the termination of this Agreement in accordance with its terms.

     (e) Notwithstanding any other provision of this Regulatory Agreement, this Regulatory Agreement may be terminated upon agreement by the Issuer, the Trustee, Fannie Mae and the Borrower upon receipt of an opinion of Bond Counsel acceptable to the Trustee that such termination will not adversely affect the exemption from federal income taxation of the interest on the Bonds.

Section 12. Covenants to Run With the Land. The Borrower hereby subjects the Project (including the Project Site) to the covenants, reservations and restrictions set forth in this Regulatory Agreement. The Issuer and the Borrower hereby declare their express intent that the covenants, reservations and restrictions set forth herein shall be deemed covenants running with the land and shall pass to and be binding upon the Borrower's successors in title to the Project; provided, however, that on the termination of this Agreement said covenants, reservations and restrictions shall expire. Each and every contract, deed or other instrument hereafter executed covering or conveying the Project or any portion thereof shall conclusively be held to have been executed, delivered and accepted subject to such covenants, reservations and restrictions, regardless of whether such covenants, reservations and restrictions are set forth in such contract, deed or other instruments.

No breach of any of the provisions of this Agreement shall impair, defeat or render invalid the lien of any mortgage, deed of trust or like encumbrance made in good faith and for value encumbering the Project or any portion thereof. In particular, this Regulatory Agreement is subordinate to the Mortgage with respect to any additional requirements and restrictions of the Issuer or other regulatory entity that are in addition to the rental restrictions required by federal tax law to maintain the exclusion from gross income of the interest of the Bonds, and shall not bind any future owners following a foreclosure, deed in lieu of foreclosure or comparable conversion with respect to such matters.

Section 13. Burden and Benefit. The Issuer and the Borrower hereby declare their understanding and intent that the burden of the covenants set forth herein touch and concern the land in that the Borrower's legal interest in the Project is rendered less valuable thereby. The Issuer and the Borrower hereby further declare their understanding and intent that the benefit of such covenants touch and concern the land by enhancing and increasing the enjoyment and use of the Project by Low Income Tenants, the intended beneficiaries of such covenants, reservations and restrictions, and by furthering the public purposes for which the Bonds were issued.

Section 14. Uniformity; Common Plan. The covenants, reservations and restrictions hereof shall apply uniformly to the entire Project in order to establish and carry out a common plan for the use, development and improvement of the Project Site.

Section 15. Default; Enforcement. If the Borrower defaults in the performance or observance of any covenant, agreement or obligation of the Borrower set forth in this Regulatory Agreement, and if such default remains uncured for a period of 30 days after notice thereof shall have been given by the Issuer or the Trustee to the Borrower, then theTrustee shall declare an "Event of Default" to have occurred hereunder, provided, however, that if the default stated in the notice is of such a nature that it cannot be corrected within 30 days, such default shall not constitute an Event of Default hereunder for 180 days after such notice so long as (i) the Borrower institutes corrective action within said 30 days and diligently pursues such action until the default is corrected, and
(ii) in the opinion of Bond Counsel, the failure to cure said default within 30 days will not adversely affect the tax- exempt status of interest on the Bonds. The Trustee hereby consents to any correction of the default by the Issuer on behalf of the Borrower.

Following the declaration of an Event of Default hereunder, the Trustee may, at its option and subject to the provisions of the Indenture, take any one or more of the following steps:

     (i) by mandamus or other suit, action or proceeding at law or in equity, including injunctive relief, require the Borrower to perform its obligations and covenants hereunder or enjoin any acts or things which may be unlawful or in violation of the right of the Issuer or the Trustee hereunder;

     (ii) have access to and inspect, examine and make copies of all of the books and records of the Borrower pertaining to the Project; and

     (iii) take such other action at law or in equity as may appear necessary or desirable to enforce the obligations, covenants and agreements of the Borrower hereunder.

The Trustee shall have the right, in accordance with this Section 15 and the provisions of the Indenture, without the consent, approval or knowledge of the Issuer, to exercise any or all of the rights or remedies of the Issuer hereunder, provided that prior to taking any such act the Trustee shall give the Issuer written notice of its intended action. All fees, costs and expenses of the Trustee incurred in taking any action pursuant to this Section 15 shall be the sole responsibility of the Borrower.

After the Indenture has been discharged, the Issuer may act on its own behalf to declare an "Event of Default" to have occurred and to take any one or more of the steps specified hereinabove to the same extent and with the same effect as if taken by a Trustee.

In the event the Borrower shall fail to submit to the Issuer or the Trustee the Income Certifications or the Certificates of Continuing Program Compliance at the times set forth in Section 4 hereof and the Issuer or the Trustee shall determine to inspect the books and records of the Borrower to determine whether the Borrower is in compliance with the terms of this Regulatory Agreement, the Borrower shall, upon demand by the Issuer or the Trustee, pay all expenses and costs of the Issuer and the Trustee in determining whether or not the Borrower is in compliance with the terms of this Regulatory Agreement.

Notwithstanding anything contained in this Regulatory Agreement or the Indenture to the contrary, the occurrence of an Event of Default under this Regulatory Agreement shall not be deemed, under any circumstances whatsoever, to be a default under the Mortgage Loan Documents except as may be otherwise specified in the Mortgage Loan Documents. There parties hereto agree that the maturity date of the Mortgage may be accelerated solely by Fannie Mae upon the occurrence of a default on the part of the Borrower under the Mortgage Loan Documents in accordance with their respective terms and for no other reason.

Notwithstanding any other provision of this Regulatory Agreement to the contrary, neither the Issuer, the Trustee nor any person under their control shall, without prior written consent of Fannie Mae, exercise any remedies or direct any proceeding hereunder other than to enforce rights of specific performance

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
hereunder, provided that such enforcement shall not include seeking a judgment lien against the property for monetary damages.

Notwithstanding any provisions of this Regulatory Agreement to the contrary, all obligations of the Borrower under this Regulatory Agreement for the payment of money and all claims or judgments for monetary damages against the Borrower occasioned by breach or alleged breach by the Borrower of its obligations under this Regulatory Agreement shall be unsecured by, and subordinate in priority and right to, payment and in all other respects to the obligations, liens, rights (including without limitation the right to payment and interests arising or created under the Mortgage Loan Documents. This Regulatory Agreement shall not be deemed to create a lien or security interest of any kind in the Project in favor of the Issuer, the Trustee, or any other person with respect to any monetary obligations of the Borrower arising under this Agreement, and no such person shall have recourse to the Project in respect thereof.

No subsequent owner of the Project shall by liable or obligated to pay damages for the breach or default of any obligation of or covenant of any prior owner of the Project, including the Borrower, under this Regulatory Agreement. The Borrower at the time the default or breach was alleged to have occurred shall remain liable for any and all damages occasioned by thereby even after such person ceases to be the owner of the Project and no person seeking such damages shall have recourse against the Project.

Section 16. The Trustee. The Trustee shall act as specifically provided herein and in the Indenture. The Trustee is entering into this Regulatory Agreement solely in its capacity as trustee under the Indenture, and the duties, powers, rights and liabilities of the Trustee in acting hereunder shall be subject to the provisions of the Indenture.

After the date on which no Bonds remain outstanding as provided in the Indenture, the Trustee shall no longer have any duties or responsibilities under this Regulatory Agreement and all references to the Trustee in this Regulatory Agreement shall be deemed references to the Issuer.

Section 17. Recording and Filing. The Borrower shall cause this Regulatory Agreement, and all amendments and supplements hereto and thereto, to be recorded and filed in the records of the Circuit and County Clerks and Pulaski County, Arkansas and in such other places as the Issuer or the Trustee may reasonably request. The Borrower shall pay all fees and charges incurred in connection with any such recording. This Regulatory Agreement shall be recorded in the grantor-grantee index to the name of the Borrower as grantor and the Issuer as Grantee.

Section 18. Governing Law. This Regulatory Agreement shall be governed by the laws of the State of Arkansas. The Trustee's rights, duties and obligations hereunder are governed in their entirety by the terms and provisions of the Indenture.

Section 19. Amendments. This Regulatory Agreement may not be amended by the parties hereto without the express written consent of Fannie Mae and shall be amended only by a written instrument executed by the parties hereto or their successors in title, and duly recorded in the records of the Circuit and County Clerks of Pulaski County, Arkansas and only upon receipt by the Issuer of an opinion from Bond Counsel that such amendment will not adversely affect the Tax-exempt status of interest on the Bonds and is not contrary to the provisions of the Act and with the written consent of the Trustee.

Anything to the contrary contained here notwithstanding, the Issuer, the Trustee and the Borrower hereby agree to amend this Agreement to the extent required, in the opinion of Bond Counsel, in order that interest on the Bonds remain Tax-exempt. The party or parties requesting such amendment shall notify the other parties to this Regulatory Agreement of the proposed amendment, with a copy of such

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
requested amendment to Bond Counsel and a request that such Bond Counsel render to the Issuer an opinion as to the effect of such proposed amendment upon the Tax-exempt status of interest on the Bonds.

Section 20. Notices. Upon determining that a violation of the Regulatory Agreement has occurred, the Issuer or the Trustee must, by notice in writing to the Servicer and Fannie Mae, inform the Servicer and Fannie Mae that such violation has occurred, the nature of the violation and that the violation has been cured or has not been cured, but is curable within a reasonable period of time, or is incurable; notwithstanding the occurrence of such violation, neither the Issuer nor the Trustee may have, and each of them must acknowledge that they shall not have, any right to cause or direct acceleration of the Mortgage Loan, to enforce the Mortgage Note or to foreclose on the Mortgage.

Any notice required to be given hereunder shall be made in writing and shall be given by personal delivery, certified or registered mail, postage prepaid, return receipt requested, at the addresses specified below, or at such other addresses as may be specified in writing by the parties hereto:

        Issuer:            Pulaski County Public Facilities Board
                           200 Pulaski County Administration Building
                           Little Rock, Arkansas 72201
                           Attention: Chairman

        Trustee:           State Street Bank and Trust Company of Missouri, N.A.
                           One Metropolitan Square, Suite 3900
                           211 North Broadway
                           St. Louis, Missouri 63102
                           Attention: Corporate Trust

        Borrower:          Waterton Raintree, L.L.C.
                           225 West Washington St., Suite 1640
                           Chicago, Illinois 60606
                           Attention: Manager

        Fannie Mae:        If by mail or overnight courier:

                           Fannie Mae
                           3900 Wisconsin Avenue, N.W.
                           Drawer AM
                           Washington, D.C. 20016
                           Attention: Director, Multifamily Operations
                                      Asset Management
                           Telecopy: (202) 752-3542
                           Re: Barrington Hills Apartments Project, Berkshire
                               Mortgage Finance

                           If by messenger:

                           Fannie Mae
                           4000 Wisconsin Avenue, N.W.
                           Washington, D.C. 20016
                           Attention: Director, Multifamily Operations
                                      Asset Management
                           Telecopy: (202) 752-3542
                           Re: Barrington Hills Apartments Project,
                               Berkshire Mortgage Finance

                           with copy to:

                           If by mail or overnight courier:

                           Fannie Mae
                           3900 Wisconsin Avenue, N.W.
                           Washington, D.C. 20016
                           Attention: Vice President, Multifamily Operations
                                      Asset Management
                           Telecopy: (202) 752-5016
                           Re: Barrington Hills Apartments Project,
                               Berkshire Mortgage Finance

                           If by messenger:

                           Fannie Mae
                           3939 Wisconsin Avenue, N.W.
                           Washington, D.C. 20016
                           Attention: Vice President, Multifamily Operations
                                      Asset Management
                           Telecopy: (202 752-5016
                           Re: Barrington Hills Apartments Project,
                               Berkshire Mortgage Finance

Notice shall be deemed given three Business Days after the date of mailing.

Section 21. Severability. If any provision of this Regulatory Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions hereof shall not in any way be affected or impaired thereby.

Section 22. Multiple Counterparts. This Regulatory Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument, and each of which shall be deemed to be an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Issuer, the Trustee and the Borrower have executed this Regulatory Agreement by duly authorized representatives, all as of the date first above written.

                               PULASKI COUNTY PUBLIC FACILITIES BOARD

                               By: /s/ Ro Arrington
                                       Ro Arrington, Chairman

                               STATE STREET BANK AND TRUST COMPANY
                               OF MISSOURI, N.A., as Trustee

                               By: /s/ Devera Bucley
                                       Devera Buckley
                                       Assistant Vice President

                               WATERTON RAINTREE, L.L.C.
                               a Delaware limited liability company

                               By: Waterton Residential Property Fund II, L.P.,
                                   its Managing Member

                               By: Waterton Fund II Managers, L.P.,
                                   its General Partner

                               By: VS Managers, L.L.C., its General Partner

                               By: /s/ Peter M. Vilim
                                       Peter M. Vilim, its Managing Member

                                 ACKNOWLEDGMENT
STATE OF ARKANSAS

COUNTY OF PULASKI

     On this 22nd day of July, 1999, before me, a Notary Public, personally appeared Or Arrington, personally known to me (or provided to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument as Chairman of the Pulaski County Public Facilities Board (the "Issuer"), and acknowledged to me that the Issuer executed it for the purposes forth therein.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


My Commission Expires:

3-17-2007                                       Tracy A. Bryant
                                                Notary Public

[Seal]

                                 ACKNOWLEDGMENT

STATE OF MISSOURI

CITY OF ST. LOUIS

     On this 28th day of July, 1999, before me, a Notary Public, personally appeared Devera Buckley, Assistant Vice President of State Street Bank and Trust Company of Missouri, N.A., proved to me on the basis of satisfactory evidence to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of __________________.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


My Commission Expires:

April 2, 2001                                   S.L. Battas
                                                Notary Public

                                                [Seal]

                                 ACKNOWLEDGMENT
STATE OF ARKANSAS

COUNTY OF PULASKI

     On this 22nd day of July, 1999, before me, a Notary Public, personally appeared Peter Vilim, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument as the authorized representative of Waterton Raintree, L.L.C., a Delaware limited liability company ("the Borrower"), and acknowledged to me that the Borrower executed it for the purposes set forth therein.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


My Commission Expires:

3-17-2007                                       Tracy A. Bryant
                                                Notary Public